Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan and Non-Plan Inducement Stock Option Grant of Vor Biopharma Inc. of our report dated March 23, 2023, with respect to the consolidated financial statements of Vor Biopharma Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 23, 2023